UNITED STATES
                 SECURITIES EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                          FORM 10-12G

           GENERAL FORM FOR REGISTRATION OF SECURITIES

               Pursuant to Section 12(b) or (g) of
               The Securities Exchange Act of 1934

                        BIOINCUBATION CORP.
        ----------------------------------------------------
       (Exact name of registrant as specified in its charter)


        DELAWARE                            22-3656615
        --------                           ------------
(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)

625 N. Michigan Avenue
Chicago, Illinois                             60611
----------------------------------            -----
(Address of principal executive offices)    (Zip Code)


Registrant's telephone number             (312) 867-1052
                                          --------------

Securities to be registered pursuant to Section 12(g) of the Act:

           6,000,000 Shares of Voting Common Stock

Check here whether the issuer (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                  Yes   X       No

As of June 30, 1999, the following shares of the Registrant's common stock were issued and outstanding:

25,000,000 shares authorized, $0.001 par value
6,000,000 issued and outstanding

Item 1.   DESCRIPTION OF THE BUSINESS

HISTORY AND ORGANIZATION

BIOINCUBATION CORP.,(the "Company"), a development stage company, was organized in October 1996 as Ecotech Solutions Inc., under the laws of the State of Delaware, having the stated purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

The Company was formed to take advantage of the under developed biotechnology industry in the United Kingdom. The Company had identified certain technologies which it wanted to pursue and carry out in the market place. The products and technologies which the Company sought to develop included: cellular tissue development for arthritis sufferers; gene coding to detect cancer; hypothermia applications to be used in cancer treatment and cervical smear testing. In December 1998, the Company decided to change its name to "Bioincubation Corp." to better reflect the intended operation of the Company.

Also in December 1998, the Company sought to raise funds pursuant to a private placement to accredited investors implement its business plans and fund research of its concept by issuing 2,000,000 shares of common stock at $0.01. The Company was successful in raising $20,000.00 and commenced conducting research of its concept. Thereafter in May 1999, the initial results into the state of the biotech industry in the UK had shown that the industry was not as strong as expected.
It has thereafter decided by management that the Company voluntarily become a reporting company with the Securities and Exchange Commission in order to become more attractive and to obtain a trading symbol from the NASD.

The Company at this time is considered a shell company based on the fact that the Company has no significant assets. The Company is filing this Form 10SB12-G to make information about the Company more readily available to potential investors, prior to a proposed private placement to raise funds to implement the business plan. The Company is currently a developmental stage company and currently has no material operations. The directors are now determined that the Company should become active in seeking potential business opportunities with the intent to acquire or merge with such businesses. The Company has began to consider and investigate potential business opportunities.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company is a development stage company and is also considered a shell company at this time based upon the fact that the Company has no significant assets. The Company's principal business purpose is to locate and consummate a merger or alliance with a private entity. Because of the Company's current status having no assets and no recent operating history, in the event the Company does successfully acquire or merge with an operating business opportunity, it is likely that the Company's present shareholders will experience substantial dilution and there will be a probable change in control of the Company.

Potential investors are alerted that any investment in the Company is highly complex and risky. The Company has only limited resources and no assets at this time making it very difficult for the Company to find favorable opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

The Company is a blank check company as defined by the Securities and Exchange Commission. The definition of a blank check company is one which has no specific business or plan other than to consummate an acquisition of or merge into another business or entity.

Any target acquisition or merger candidate of the Company will become subject to the same reporting requirements as the Company upon consummation of any such business combination. Thus, in the event that the Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years or, in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate.

The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to acquire or merge with an operating business, develop sustaining business opportunities or acquire property that will be of material value to the Company. In the opinion of management, inflation has not and will not have a material affect on the operations of the Company as it does not currently have any significant assets, debt or income.

Because the Company lacks funds and significant assets, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as the Company begins to generate sufficient income to cover such expenses. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible.
Further, the Company's directors will forego any compensation until such time as the Company begins to generate sufficient
income to cover such expenses.   However, if the Company engages
outside advisors or consultants in search for business opportunities, it may be necessary for the Company to attempt to raise additional funds.

There is no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

The Company has not used any notices or advertisements in its search for any business opportunities.

The Company has had no discussions, understandings or agreements with any consultant in regard to the Company's business activities.

The Company's officers in the past have not used any particular consultants or advisers on a regular basis.

In the event the Company is required or needs to hire independent consultants, the Company will consider as criteria for hiring such consultant the area of expertise which it will require the consultant to be knowledgeable with, the experience of the consultant in the particular field, the education of the consultant, the cost to the Company to retain such consultant and the availability of the consultant for the purpose of devoting its time and effort to the Company.

In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

In the event the Company consummates a merger transaction or acquisition, the Company believes that there will be a change in
control in the Company.   The Company believes that any merger
would include the new issuance of common stock in the Corporation to a potential merger candidate followed by a reverse split of the Company's issued common stock thereby effectively passing control of the Company to the merged candidate.

The Company will not borrow funds for the purpose of funding payments to the Company's promoters, management or their affiliates or associates. Any funds borrowed by the Company will be utilized to pay statutory, legal and accountant fees expended by the Company.

The Company does not foresee that any terms of sale of the shares presently held by officers and/or directors of the Company will also be afforded to all other shareholders of the Company on similar terms and conditions.

Management does not anticipate actively negotiating or otherwise consenting to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition. In such an instance, all shareholders are to be treated equally. This policy is upheld by the inclusion of a resolution of the Board of Director's of the Company, contained in the Company's minutes. In the event management wishes to actively negotiating or otherwise consenting to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition, this would need to be disclosed to the Board of Directors and entered into the Company's minutes. The company's shareholders will be afforded an opportunity to approve or consent to any particular stock buy-out transaction or merger.

There is a probability that there will be a change in control of the Company upon the consummation of an acquisition, merger or business transaction however the Company cannot predict or estimate such a probability. The Company may decide to relinquish control in the event it believes during negotiations with another entity that a change in control would benefit the Company's shareholders and advance the Company's business plan for the purpose of attaining sustainable growth and revenue. In such event, management shall consult with its shareholders to determine whether it would be advantageous to relinquish control of the Company.

The Company has not adopted a policy relating to a cash finder's fee to anyone who locates a transaction which is consummated by the Company. The Company does not intend to issue securities (debt or equity) as a finder's fee. Finder's fees will not be payable to officers, directors or promoters of the company and no action. For this reason, no plan of action has currently been undertaken to prevent any conflict of interest regarding the payment of such fees to officers, directors or promoters of the company.

There is no present potential that the Company may acquire or merge with a business or company in which the Company's promoters, management or their affiliates or associates, directly or indirectly, have an ownership interest. Existing corporate policy does not permit such transactions, unless disclosed by the individual with such interest and consent to by the Board of Directors. This policy based upon an understanding between management and the Board of Directors. Management is unaware of any circumstances under which this policy, through its own initiative, may be changed.


LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income.

The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage. As a result, the Company had from time of inception to June 30, 1999 no revenue and a net loss from operations of $35,950. As of June 30, 1999, the Company had a net capital deficiency of $19,850.

The Company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with start up and trading of retail outlets. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. The Company does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. The Company anticipates that its existing capital resources will enable it to maintain its current implemented operations for at least 12 months, however, full implementation of its business plan is dependent upon its ability to raise substantial funding. Management's plan is to find and consummate a merger or business acquisition in order to maximize the benefit of ownership by shareholders in the Company.

The Company has an arrangement with Channing Investments to supply funds to the Company up to an amount of $50,000. This agreement is for the payment of legal, accounting and statutory costs that will be incurred. Channing Investments also provide the Company with assistance in office services, when required.


YEAR 2000 DISCLOSURE

The Company has not yet commenced any material active operation systems which will be affected by the Year 2000 problem. This disclosure complies with the directives of the Securities and Exchange Commission, specifically Staff Legal Bulletin No. 5 (CF/IM), regarding Year 2000 issues.

Item 2.    FINANCIAL INFORMATION

                       BIOINCUBATION INC.
                  (A Development Stage Company)
                SELECTED FINANCIAL DATA SCHEDULE
                FOR THE YEAR ENDED JUNE 30, 1999

                               For the Year        From Inception
                                  Ended                  To
                              June 30, 1999        June 30, 1999
                              -------------        -------------
Cash and Cash Items            $      0             $      0
Marketable Securities                 0                    0
Notes and Accounts Receivable         0                    0
Allowances for doubtful accounts      0                    0
Inventory                             0                    0
Total Current Assets                  0                    0
Property, plant and equipment         0                    0
Accumulated depreciation              0                    0
Total assets                          0                    0
Total current liabilities        19,850                    0
Bonds, mortgages and debt             0                    0
Preferred stock - redemption          0                    0
Common stock                      6,000                    0
Other stockholders' equity      (13,850)                   0
Total Liabilities and
 Stockholders' equity                 0                    0

Net Sales of Tangible Products        0                    0
Total Revenues                        0                    0
Cost of Tangible Goods Sold           0                    0
Total Costs and Expenses applicable
    To sales and revenues             0                    0
Other costs and expenses         35,850               35,950
Provision for doubtful accounts       0                    0
Interest and amortization of
    Debt discount                     0                    0
Income before taxes and other items   0                    0
Income tax expenses                   0                    0
Loss continuing operations      (35,850)             (35,950)
Discontinued operations               0                    0
Extraordinary items                   0                    0
Cumulative Effect - changes in
    Accounting principles             0                    0
Net Income or loss              (35,850)             (35,950)


There have been no accounting changes, business combinations or dispositions of business operations by the Company that materially affect the comparability of the information reflected in the selected financial data. The Company is a developmental stage company which has no operating history and no assets. The Company's expenses and liabilities have been incurred solely for administrative expenses.

The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to acquire or merge with an operating business, develop sustaining business opportunities or acquire property that will be of material value to the Company. In the opinion of management, inflation has not and will not have a material affect on the operations of the Company as it does not currently have any significant assets, debt or income.

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income. The company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with start up and trading of retail outlets.

Item 3.    DESCRIPTION OF PROPERTY

The company's administrative offices are located at 625 N.
Michigan Avenue, Chicago, Illinois and are used as a base to explore and contact potential business transactions and to service the Company's administrative needs.

The Company may seek or target a potential merger candidate which is outside the United States. It should be noted that there are inherent risks which may arise for the Company in the event it does engage in a business transaction with such an outside entity. Factors relevant to international laws, foreign exchange rates, duties, taxation and political stability of the targeted entity's country will all be considered to determine the impact of such factors on the Company. In the event the Company believes, in its discretion, that any of the aforementioned factors create a substantial and uncertain risk for the Company, then any business transaction with such targeted entity shall not proceed. Each targeted entity outside the United States will be evaluated on a case by case basis by the Company to consider the risks and factors inherent to consummating a business transaction with such entity.



Item 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
           AND MANAGEMENT

The following table sets for the information, to the best knowledge of the Company as of June 30, 1999, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

Name and Address of      Amount and Nature of            Percent
Beneficial Owner         Beneficial Ownership            of Class
----------------         --------------------            --------

Channing Investments Ltd.          420,000                7.0%
S8 Int'l Business Centre
Main Street, Gibraltar

Essential Properties               335,000                5.6%
211 Eagle Place
Piccadilly, London

Thermal Build Ltd.                 350,000                5.8%
1 Temple Hamilton House
London, England

Reconition Properties              370,000                6.2%
1 Temple Hamilton House
London, England

Wing Capital Ltd.                  360,000                6.0%
25 Turnbull Lane
Gibraltar

Win Capital Corp.                  450,000                7.5%
26 Ludlum Avenue
Bayville, New York

Bradwall Ltd.                      525,000                8.8%
S8 Int'l Business Centre
Main Street, Gibraltar

Melchrisea Holdings Ltd.           730,000               12.2%
25 Turnbulls Lane
Gibraltar

Andrew Turner (Director)           150,000                2.5%
15 Grayshott Close
Sittingbourne, Kent
England


The Company has been advised that the persons listed above have sole voting, investment, and dispositive power over the shares indicated above. Percent of Class (third column above) is based on 6,000,000 shares of common stock outstanding on June 30, 1999.

The Company does not intend to issue any stock to management, promoters or their affiliates or associates, prior to any business transaction or merger. The Company may issue stock to a consultant for the payment of such consultant's services however the Company at this time does not foresee the need or requirement to utilize or retain a consultant to render services for the Company.

ITEM 5.    DIRECTORS AND EXECUTIVE OFFICERS

                           Position(s) Held and
Name                 Age    Duration of Service   Family Relation
----------------     ---    -------------------   ---------------

Julian Andrews        27    President and Director        None
Andrew Turner         27    Secretary and Director        None

Julian Andrews is the President of the Company and has nearly nine (9) years experience in computer technologies. Mr. Andrews possesses significant knowledge of live computer systems and their operations and has extensive contacts in the computer and technology industries. His approach to management is considered "cutting edge" and he intends to aggressively pursue a merger candidate or business transaction for the company.

Andrew Turner is 27 years old and began his business career in retail. In 1990 he joined AFN Porsche, a subsidiary of Porsche GB Ltd, a manufacturer and retailer of high performance and luxury automobiles, and carried out various roles within the organization involving a high level of consumer contact. After advancing his marketing and communication skills, he commenced a position with Scantruck Limited, a subsidiary of Scania GB Ltd, itself a subsidiary of Scania AB, a Swedish dual listed public company on the NYSE and the Stockholm stock markets. With this company he was responsible for consumer satisfaction, and the ongoing marketing and sales of various products and services, and was involved with the company receiving an award as best dealer from its industry peers.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respects to the election of directors.

Set forth below is certain biographical information regarding the Company's executive officers and directors:

Andrew Turner is 27 years old and began his business career in retail. In 1990 he joined AFN Porsche, a subsidiary of Porsche GB Ltd, a manufacturer and retailer of high performance and luxury automobiles, and carried out various roles within the organisation involving a high level of consumer contact. After advancing his marketing and communication skills, he commenced a position with Scantruck Limited, a subsidiary of Scania GB Ltd, itself a subsidiary of Scania AB, a Swedish dual listed public company on the NYSE and the Stockholm stock markets. With this company he was responsible for consumer satisfaction, and the ongoing marketing and sales of various products and services, and was involved with the company receiving an award as best dealer from its industry peers.

There are no agreements or understandings for an officer or director to resign at the request of another person and none of the officers or directors are acting on behalf of or will act at the direction of any other person.

To the knowledge of management, during the past five years, no present or former director or executive officer of the Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him form or otherwise limiting, the following activities:
(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in subsequently reversed, suspended, or vacate;

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

The Company's common stock has not been previously registered.


Item 6.    EXECUTIVE COMPENSATION

SUMMARY

The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has not paid any salaries or other compensation to its officers, directors or employees for the year ended June 30, 1999, nor at any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future. It is intended that the Company's directors will forego any compensation until such time as an accusation or merger can be accomplished and will strive to have the business opportunity provide their remuneration. As of the date hereof, no person has accrued any compensation from the Company.

The payment of the directors compensation by any target company will not be a criteria of consideration in the event the Company consummates an acquisition, alliance, merger or business transaction with another entity.

COMPENSATION TABLE: None; no form of compensation was paid to any officer or director at any time during the last two fiscal years.

CASH COMPENSATION
There was no cash compensation paid to any director or executive officer of the Company during the two fiscal years ended June 30, 1999.

BONUSES AND DEFERRED COMPENSATION: None.

COMPENSATION PURSUANT TO PLANS: None.

PENSION TABLE: None.

OTHER COMPENSATION: None.

COMPENSATION OF DIRECTORS: None.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT:
There are no compensatory plans or arrangements of any kind, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.


Item 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          TRANSACTIONS WITH MANAGEMENT AND OTHERS.

To the best of Management's knowledge, during the fiscal year ended June 30, 1999 and 1998, there were no material transactions, or series of similar transactions, since the beginning the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

The Company intends to provide its shareholders with complete disclosure regarding any acquisition, alliance, merger or business transaction which it will enter into prior to consummating or entering into an agreement for such a transaction.

None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions with and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of any acquisition or merger transactions.

CERTAIN BUSINESS RELATIONSHIPS:

During the fiscal years ended June 30, 1999 and 1998, there were no material transactions between the Company and its management.

INDEBTEDNESS OF MANAGEMENT:
To the best of Management's knowledge, during the fiscal years ended June 30, 1999 and 1998, there were no material transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company to own of record or beneficially more than 5% of any class of the company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

TRANSACTIONS WITH PROMOTERS:
To the best Knowledge of management, no such transactions exist.



Item 8.     LEGAL PROCEEDINGS
No legal proceedings are pending at this time.


Item 9. MARKET PRICE OF AND DIVIDENDS FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
The Company is not aware of any quotations for its common stock, now or at any time within the past two years. As of June 30, 1999, there were approximately 149 holders of record of the issued and outstanding shares of Issuer's common stock. Issuer has never paid a dividend on its outstanding equity. The Company currently has no established public trading market for its common stock.

There are no plans, proposals, arrangements or understandings with any person in regard to the development of a trading market in any of the Company's securities.

Shareholders of the Company have not entered into any "lock-up" letter agreement, which would prevent them from selling their respective shares of the Company's common stock until such time as the Company develops its business plan or consummates an acquisition, alliance, merger or business transaction with another entity


Item 10.    RECENT SALES OF UNREGISTERED SECURITIES
There were no recent sales of unregistered securities by the Company.


Item 11.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
            REGISTERED
The only class of securities of the registrant are 25,000,000 authorized shares of voting common stock, $.001 par value,
6,000,000 issued and outstanding, no dividend.   There are
no restrictions on the alienability of the voting common stock and the rights of the common stockholders may only be modified by a vote of a majority of the shareholders.


Item 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS Indemnification of Directors and Officers of the Company are provided under Section XI of the Company's By-laws, a copy of which is attached hereto as an Exhibit 3. Additionally, Delaware General Corporation Law provides for the indemnification of Directors and Officers performing duties at the request of the Company.

Item 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
           FINANCIAL INFORMATION

REPORT OF INDEPENDENT AUDITORS
To the Board of Directors of Bioincubation Corp.

We have audited the accompanying balance sheet of Bioincubation Corp., (a development stage company) as of June 30, 1999, and the related statements of loss, cash flows and stockholders' equity, for the year then ended, and for the period from October 31, 1996 (inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bioincubation Corp., as of June 30, 1999, and the results of its operations and its cash flows for the period in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has losses from operations and a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 4. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

Graf Repetti & Co.
New York, New York
August 19, 1999

                       BIOINCUBATION CORP.
                  (A Development Stage Company)
                          BALANCE SHEET
                          JUNE 30, 1999

ASSETS
Current Assets
  Cash                                   $   0
  Other Current Assets                       0
                                        ----------
  Total Current Assets                       0

  Other Assets                               0
                                        ----------
  Total Assets                           $   0


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
 Accounts Payable                        $   0
 Accrued Expenses                       19,850
                                       -----------
 Total Current Liabilities             $19,850

 Other Liabilities                           0
                                       -----------
 Total Liabilities                     $19,850

 Stockholders' Equity
  Common Stock, $.001 par value,
  Authorized 25,000,000 Shares;
  Issued and Outstanding 6,000,000
  Shares                                 6,000
 Additional Paid in Capital             10,100
 Deficit Accumulated During
  the Development Stage                (35,950)

                                       -----------
 Total Stockholders' Equity            (19,850)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)         $     0

The accompanying notes are an integral part of these financial statements

                       BIOINCUBATION CORP.
                  (A Development Stage Company)
                   CONDENSED STATEMENT OF LOSS
               FOR THE YEAR ENDED JUNE 30, 1999 AND
       FROM OCTOBER 31, 1996 (INCEPTION) TO JUNE 30, 1999

                               For the Year            From
                                  Ended            Inception to
                              June 30, 1999        June 30, 1999
                              -------------        -------------
TOTAL REVENUES:                $      0             $      0
                                ----------           ----------

OPERATING EXPENSES:
Accounting                        2,600                2,600
Legal                            10,000               10,000
Rent Expense - Note 3             7,200                7,200
Filing Fee                           50                  150
Research and Development         12,000               12,000
Other Start Up Costs              4,000                4,000
                                ----------           ----------

Total Operating Expenses         35,850               35,950
                                ----------           ----------
Operating Loss                 $(35,850)            $(35,950)
                                ----------           ----------

OTHER INCOME (EXPENSES):
Other Income                          0                    0
                                ----------           ----------
NET LOSS                       $(35,850)            $(35,950)

NET LOSS PER SHARE             $  (0.01)              $(0.04)
                                ----------           ----------

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING           2,454,798              865,700
                                ----------           ----------

The accompanying notes are an integral part of these financial statements.

                       BIOINCUBATION CORP.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
                FOR THE YEAR ENDED JUNE 30, 1999 AND
         FROM OCTOBER 31, 1996 (INCEPTION) TO JUNE 30, 1999

                               For the Year            From
                                  Ended            Inception to
                              Jan. 31, 1999        Jan. 31, 1999
                              -------------        -------------
CASH FLOWS FROM
OPERATING ACTIVITIES
Net Loss                      $(35,850)              $(35,950)
                               --------               --------
Adjustments to Reconcile Net
Loss to Net Cash Used in
Operating Activities:
Changes in Assets and
Liabilities Increase in
Accounts Payable and Accrued
Expenses                        19,800                 19,850
                               --------               --------
Total Adjustments               19,800                 19,850
                               --------               --------
Net Cash Used in
Operating Activities           (16,050)               (16,100)
                               --------               --------
CASH FLOWS FROM
FINANCING ACTIVITIES:
Proceeds from Issuance of
Common Stock                    16,000                 16,000
Additional Paid In Capital          50                    100
                               --------               --------
Net Cash Provided by
Financing Activities            16,050                 16,100
                               --------               --------
Net Change in Cash                   0                      0

Cash at Beginning of Period          0                      0

Cash at End of Period          $     0                $     0
                               --------               --------
SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
  Cash Paid During the Period
  for Interest Expense         $     0                $     0
                               --------               --------
  Corporate Taxes              $     0                $     0
                               --------               --------

The accompanying notes are an integral part of these financial statements.

                         BIOINCUBATION CORP.
                     (A Development Stage Company)
               STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
           FROM OCTOBER 31, 1996 (INCEPTION) TO JUNE 30, 1999

                                                          Total
                    COMMON STOCK ISSUED    Additional Accumulated Shareholders'
                    SHARES    PAR VALUE    Paid in Cap   Deficit    Equity
                 -------------------------------------------------------------
NET INCOME(LOSS)
FOR YEAR ENDED
JUNE 30, 1997               0   $     0      $     0      $    (50) $     (50)
                 -------------------------------------------------------------
BALANCE
JUNE 30, 1997               0   $     0      $     0      $    (50) $     (50)

SHAREHOLDER
CONTRIBUTION                0         0           50             0         50

NET LOSS FOR THE
YEAR ENDED
JUNE 30, 1998               0         0            0       (    50)    (   50)
                 -------------------------------------------------------------
BALANCE
JUNE 30, 1998               0         0           50       (   100)    (   50)

ISSUANCE OF
4,000,000 SHARES
DEC.22, 1998        4,000,000     4,000            0       ( 4,000)         0

ISSUANCE OF
2,000,000 SHARES
APR.26, 1999        2,000,000     2,000       10,000       (12,000)         0

NET LOSS FOR THE
YEAR ENDED
JUNE 30, 1999               0         0            0       (19,850)   (19,850)
                 -------------------------------------------------------------
BALANCE
JUNE 30, 1999       6,000,000    $6,000      $10,100      $(35,950)  $(19,850)

The accompanying notes are an integral part of these financial statements.


                         BIOINCUBATION CORP.
                   (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS
                           JUNE 30, 1999

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A. DESCRIPTION OF COMPANY: Bioincubation Corp., ("the Company") is a for-profit corporation incorporated under the laws of the State of Delaware on October 31, 1996 as Ecotech Solutions, Inc. On March 3, 1999 the Company changed its name to Bioincubation Corp.

The Company is a development stage company and is also considered a shell company at this time based upon the fact that the Company has no significant assets. The Company's principal business purpose is to locate and consummate a merger or alliance with a private entity.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF PRESENTATION: Financial statements are prepared on the accrual basis of accounting. Accordingly revenue is recognized when earned and expenses when incurred.

B. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Note 5.


NOTE 3 - USE OF OFFICE SPACE

The Company uses office space for its executive offices at two locations. The fair market value of the 200 square foot office at The Studio, St. Nicholas Close, Elstree, Herts, UK is $600 per month. Use of this office space began January 1, 1999. The fair market value of the 300 square foot office at Suite 600, 625 N. Michigan Avenue, Chicago, Illinois is also $600 per month. Use of this office space began January 1, 1999. The amount for each office is reflected as an expense with a corresponding credit to accrued expenses, as the shareholders expect to be reimbursed in the future.


NOTE 4 - EARNINGS PER SHARE

                             For the Year        From Inception
                                Ended                  To
                             June 30, 1999        June 30, 1999
                          --------------------------------------
      Net Loss per share       $(0.01)              $(0.04)



NOTE 5 - LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income. The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage. As a result, the Company had from time of inception to June 30, 1999 no revenue and a net loss from operations of $35,950. As of June 30, 1999, the Company had a net capital deficiency of $19,850.

The Company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. Bioincubation Corp., does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. See Note 6.

Note 6 - SUBSEQUENT EVENT - LOAN PAYABLE

Channing Investments Ltd., a shareholder of the Company, will lend up to $50,000 to the Company upon request. The loan is not evidenced by a note. The informal agreement calls for no payment of interest. As of June 30, 1999, no amount was outstanding on the loan. After June 30, 1999, Channing Investments Ltd., paid $12,500 of expenses on behalf of Bioincubation Corp. The Company intends to repay the loan out of any fund raising that it may carry out or when the company achieves sustainable revenue.

Item 14.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
             ACCOUNTING AND FINANCIAL DISCLOSURE

No changes in and disagreements with accountants on accounting and financial disclosure.


Item 15.     FINANCIAL STATEMENTS, EXHIBITS AND
             REPORTS ON FORM 8-K


(A) FINANCIAL STATEMENTS
The Following financial statements are filed as part of this registration statement:

    Balance Sheet
    Statement of Loss
    Statement of Cash Flows
    Statement of Shareholders' Equity (Deficit)
    Selected Financial Data


(B) EXHIBITS AND INDEX OF EXHIBITS
The following exhibits are included in Item 13(c). Other exhibits have been omitted since the required information is not applicable to the registrant.


EXHIBIT

   3         Certificate of incorporation and by-laws

   11        Statement regarding computation of per share
              earnings

   27        Financial Data Schedule


(C) REPORTS ON FORM 8-K
No Report on Form 8-K was filed during the fourth quarter of the period for which this Annual Report is filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


BIOINCUBATION INC.
------------------------------------
(Registrant)
Date: August 19, 1999

By: /s/ Julian Andrews
    ------------------
    President